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Exhibit 10.10

COMMERCIAL LEASE

        THIS LEASE is entered into this date by and between DiiG, LLP, a Colorado limited liability company ("Lessor") and WESTERN BRANDS, LLC, a Colorado limited liability company ("Lessee").

        In consideration of the covenants, leases and stipulations herein contained on the part of the Lessee to be paid, kept and faithfully performed, the Lessor does hereby lease, demise and let unto the said Lessee, and Lessee does hereby hire and take from Lessor the entire premise including the building containing 12,000 rentable square feet located at and commonly known as 6273 Monarch Park Place, Niwot, Colorado, 80503, including all parking associated with the building.

        In consideration of the leasing of said premises and of the mutual leases herein contained, each party hereto does hereby expressly covenant and agree to and with the other, as follows:

        Section 1.    Acceptance of Lease.    The Lessee accepts said letting and agrees to pay to the order of the Lessor the rentals stated below for the full term of this lease, in advance, at the times and in the manner aforesaid.

        Section 2.    Term.    This lease shall commence January 1, 2005, and continue for a period of three (3) years, ending at 5:00 P.M., December 31, 2007.

        Section 3.    Option to Renew.    Lessee shall have the option to renew this lease for one additional three (3) year term, if, at the time of renewal, Lessee is not then in default, as follows:

        A.    The options may be exercised by written notice to Lessor given not less than one hundred twenty (120) days prior to the last day of the term of this Lease for the first option, and not less than one hundred twenty (120) days prior to the last day of the first option term for the second option.

        B.    The terms and conditions of the lease for the renewal term shall be identical with the original term except for the basic rent. The basic rent for each renewal term shall be the then market rate for the premises, provided however, that the basic rent shall not increase by less than five percent (5%) over the prior year's basic rent. During each renewal term, the basic rent shall increase at the rate of five percent (5%) per annum. During the renewal terms, Lessor shall be entitled to retain all rents received by Lessee from sublease, assignment and licensing of the subject real property.

        Section 4.    Basic Rent.

        A.    Lessee shall pay to Lessor for each full calendar month during the lease term, basic rent in the sum of nine thousand five hundred dollars ($9,500.00) per month. The basic rent shall be payable in advance upon the 1st day of each calendar month through and including December 1, 2007. The first month's basic rent shall be paid on the commencement date of this lease. If rent is not paid within five (5) days of its due date, Lessee shall pay an additional late fee of five percent (5%) of the monthly rental amount. Any amounts, whether basic rent or additional rent which are not paid within ten (10) days after written notice to Lessee, shall bear interest at the rate of twelve percent (12%) per annum.

        Section 5.    Additional Rent.

        A.    The Lessee shall pay Lessor additional annual rent equal to the cost of all operating expenses for the building and premises multiplied by one hundred percent (100%). Operating expenses shall include, but not be limited to: (i) taxes, assessments and governmental taxes, whether federal, state, county or municipal, which are levied on or charged against the premises and any other taxes and assessments attributable to the premises and its operation excluding, however, federal and state income taxes; (ii) all insurance premiums paid by the Lessor attributable to the premises, for insurance customarily carried by owners of buildings of the same size and age as the demised premises; (iii) all expenses incurred in connection with the maintenance, operation, and repair of the building, except as set forth in Section 9 B hereinafter, associated equipment, parking areas, and landscaped areas;

(iv) building and cleaning supplies and materials; (v) the cost of all charges for cleaning, maintenance and service contracts, trash collection, snow removal, and other services with independent contractors; (vi) the reasonable amortization of any capital improvements which are made or installed by Lessor after the commencement of this lease for the purpose of saving labor or otherwise reducing applicable operating expenses using generally accepted accounting practices consistently applied; and (vii) all other costs and expenses reasonably necessary in the operation and maintenance of a first class building (any management fees shall not exceed five percent (5%) of the net income). Such additional rent shall be paid at monthly intervals in advance upon receipt of statements of estimated charges from Lessor. At the end of each calendar year, or, at Lessor's option, at any other more frequent interval, Lessor shall provide a detailed accounting of the total operating expenses for the Building, Lessee's share of such amount, and Lessee's payments toward such amount during the year or interval. During the thirty (30) day period following such accounting, Lessor shall pay any excess to the Lessee if payments exceed expenses, and the Lessee shall pay additional rent to Lessor if expenses exceed payments. If Lessee does not agree with the accounting provided by Lessor, Lessee shall have the right to examine the books and records of Lessor related to the premises for purposes of auditing the operating expenses, provided, however that such audit shall be at Lessee's sole cost and expense unless the audit reveals a discrepancy of more than five percent (5%) in Lessor's favor, in which case the cost and expense of the audit shall be reimbursed to Lessee by Lessor.

        B.    Operating expenses shall not include the cost of any work or service performed specially by the Lessor for the Lessee at the cost of such Lessee.

        C.    During the term of this lease, Lessee may, within Lessor's consent, which consent shall not be unreasonably withheld, contract with third parties to perform all or part of the services described in Section 5 A above.

        Section 6.    Adjustment of Basic Rent.

        The amount of basic monthly rent shall be adjusted for the succeeding twelve months on each anniversary date of this lease as follows: January 1, 2006—nine thousand seven hundred fifty dollars ($9750.00); January 1, 2007—ten thousand dollars ($10,000).

        Section 7.    Right to Contest Taxes.    Lessor, at Lessor's discretion, may protest the amount of any assessment of real property taxes. If Lessor obtains a reduction in assessment and/or real property taxes and after deducting reasonable expenses involved in the contesting of said taxes, Lessor shall credit to Lessee any net reduction in real estate taxes affected for a year for which Lessee has previously paid said taxes. If, in Lessor's discretion, Lessor refuses to contest the amount of any assessment and/or real property taxes, then Lessee shall have the right to contest any such assessment and/or real property taxes. If Lessee elects to contest such assessment and/or real property taxes, Lessee shall diligently conduct such proceedings on behalf of Lessor or other entity entitled to initiate such proceedings or other actions. Lessor shall cooperate with Lessee in any such contest and shall execute and deliver any documents reasonably required to be executed by Lessor as owner of the demised premises in connection with such contest. If the proceedings or other actions instituted by Lessee result in the reduction in the amount of assessment and/or tax, Lessee shall first be reimbursed from the amount of rebate or reduction, if any, of taxes previously paid for Lessee's expenses in undertaking and prosecuting the proceeding or other action, and then Lessee shall be reimbursed the balance of any rebate. Lessee shall also be entitled to a credit for of any net reduction in real estate taxes affected for future years by reason of the payment of any increase in real property taxes as set forth in this lease.

        Section 8.    Use of Premises.

        A.    The Lessee shall use said demised premises during the term of this lease for general office purposes and warehousing, provided that said use complies with all applicable laws, ordinances and regulations, and for no other purpose whatsoever without Lessor's written consent, which shall not be unreasonably withheld.

        B.    The Lessee will not make any unlawful, improper or offensive use of said premises; will not suffer any waste thereof; will not permit any objectionable noise or odor to escape or to be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance; will not sell or permit to be sold any spirituous, vinous or malt liquors on said premises, excepting such as Lessee may be licensed by law to sell and as may be herein expressly permitted; nor will it sell or permit to be sold any controlled substance on or about said premises.

        C.    The Lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; shall not permanently install any power machinery on said premises except under the supervision and with the written consent of the Lessor; shall not store gasoline or other highly combustible materials on said premises at any time; will not use said premises in such a way or for such a purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the Lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors, which would allow the Lessor to obtain reduced premium rates for long term fire insurance policies.

        D.    Lessee accepts the premises in a where is, as is condition, and Lessor has no obligation to improve, repair, restore, or alter the premises. Lessee acknowledges that neither the Lessor or any agent of Lessor has made any representation or warranty, except as otherwise expressly provided in this lease, with respect to the premises, including, without limitation, any representation or warranty with respect to the suitability or fitness of the premises or any portion for the conduct of Lessee's business, or compliance of the premises with the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 - 12213, as amended from time to time (the ADA). Notwithstanding the above, Landlord warrants that the HVAC, electrical and mechanical systems are in good condition and repair as of September 1, 2004. Lessee shall comply in all material respects, at Lessee's own expense, with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises. Nothing herein shall require Lessee to make structural repairs or alterations to comply with such laws and regulations unless Lessee has, by its manner of use of the demised premises or method of operation therein, violated any such laws or regulations with respect thereto, or caused the premises to be in non-compliance. Lessee may, after securing Lessor to Lessor's reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Lessor, contest and appeal any such laws or regulations provided same is done with all reasonable promptness and provided such appeal shall not subject Lessor to prosecution for a criminal offense or cause the demised premises or any part thereof to be condemned or vacated.

        Section 9.    Repairs and Improvements.

        A.    The Lessor shall not be required to make any repairs, alterations, additions or improvements to or upon said premises during the term of this lease, except only those hereinafter specifically provided for; the Lessee hereby agrees to maintain and keep said leased premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing fixtures and interior drain pipes in good order and repair during the entire term of this lease at Lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use; Lessee further agrees that Lessee will make no alterations, additions or improvements to or upon said premises without the written consent of the Lessor first being obtained.

        B.    The Lessor agrees to maintain in good order and repair during the term of this lease the exterior walls, roof, gutters, downspouts and foundations of the building on the demised premises and the sidewalks thereabouts. Lessor will maintain and keep any wiring, plumbing and drain pipes outside the building, but on the demised premises, in good repair during the term of this lease, except as such repairs are caused by the negligent acts or willful wrong doing of Lessee or agents, employees, or licensees of Lessee. It is understood and agreed that the Lessor reserves and at any and all times shall have the right to alter, repair or improve the building, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and Lessor and Lessor's representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as Lessor may deem necessary therefor, and Lessee waives any claim to damages, including loss of business resulting therefrom, provided, however, that Lessor shall use its best efforts not to interfere with the conduct and operation of Lessee's business at the demised premises.

        Section 10.    Lessor's Right of Entry.    It shall be lawful for the Lessor, its agents and representatives, at any reasonable time, with twenty-four (24) hours notice, except for an emergency in which case no not ice shall be required, to enter into or upon said demised premises for the purpose of examining into the condition thereof, or any other lawful purpose.

        Section 11.    Utilities.    Lessee shall contract for and obtain, in its name, all utility services required on the premises, including gas, electricity, telephone, water and sewer services, and Lessee shall pay all charges for those services as they become due. If Lessee fails to pay the charges, Lessor may elect to pay them and the charges will then be added to the rental installment next due. Lessee shall be liable for any injury or damages to the equipment or service lines of the utility suppliers that are located on the premises, resulting from the negligent acts or willful wrongdoing of Lessee, or the agents, employees or licensees of Lessee.

        Section 12.    Right of Assignment.    The Lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the Lessor being first obtained in writing, which consent shall not be unreasonably withheld; this lease is personal to said Lessee; Lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as above mentioned. Notwithstanding the foregoing, however, Lessee may assign this lease without Lessor's prior written consent to any corporation, which is directly or indirectly controlled by or under common control with Lessee.

        Section 13.    Liens.    The Lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands, and shall discharge same within thirty (30) days after filing thereof by payment thereof or filing a bond required by law.

        Section 14.    Ice, Snow, Debris.    At all times Lessee shall keep the sidewalks in front of the demised premises free and clear of rubbish, debris and obstruction; and if the Lessee occupies the entire building, and Lessee will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the Lessor against any injury whether to Lessor or to Lessor's property or to any other person or property caused by its failure in that regard.

        Section 15.    Advertising Signs.    The Lessee will not use the outside walls of said premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the Lessee or for any purpose whatsoever, other than in compliance with applicable laws, regulations or ordinances.

        Section 16.    Liability Insurance.    The Lessee further agrees at all times during the term hereof, at Lessee's own expense, to maintain and keep in effect, liability insurance policies in form and with an insurer reasonably satisfactory to the Lessor, insuring both the Lessor and the Lessee against all liability for damages to person or property in or about said leased premises; the amount of said liability insurance shall not be less than two million dollars ($2,000,000.00) for injury to one person, three million dollars ($3,000,000.00) for injuries arising out of any one accident and not less than one million dollars ($1,000,000.00) for property damage, and to furnish and deliver to the Lessor certificates of said insurance. Lessee agrees to and shall indemnify and hold Lessor harmless against any and all claims and demands arising from the negligence of the Lessee, its officers, agents, invitees and/or employees, as well as those arising from Lessee's failure to comply with any covenant of this lease on Lessee's part to be performed, and shall at Lessee's own expense defend the Lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Lessor in any such suit or action. Notwithstanding the foregoing, Lessee may secure the insurance coverages required by this Section 16 under a blanket form of policy or policies

        Section 17.    Fixtures.    All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by the Lessor or Lessee, shall be and become a part of the building as soon as installed and the property of the Lessor unless Lessor notifies Lessee, within sixty (60) days of the termination of this lease or any extension, to remove the same, in which case Lessee shall restore the premises to the condition existing prior to installation and repair any damage due to such removal. Notwithstanding the foregoing, at the time of any request for approval of Lessee installed improvements, Lessee may also request that Lessor make a determination at that time as to whether or not such improvements may remain at the termination of the lease. Lessee shall not be required to remove any improvements, which, at the time of Lessor approval, Lessor had approved their remaining upon termination of the lease. Lessor's approval shall not be unreasonably withheld, and Lessor's determination as to allowing improvements to remain shall be reasonable, provided however, that the parties acknowledge that Lessor may refuse any improvements, or require removal of any improvements which detract from the operation of the premises as a multi-tenant facility. Nothing in this section shall be construed to give Lessor title to or to prevent Lessee's removal of business or trade fixtures, machinery and equipment, moveable office furniture and equipment, but upon removal of any such items from the premises, Lessee shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises due to such removal.

        Section 18.    Casualty & Fire Damage; Duty to Repair.

        A.    In the event of the total destruction of the building (defined as destruction of ninety percent (90%) or more of the building) in which said leased premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of said fire or casualty.

        In the event of partial damage to the building, the Lessor shall have the option to terminate the lease or to repair the building. If notice to repair is not given to Lessee within twenty (20) days of the damage, Lessor conclusively shall be deemed to have elected not to repair. In the event Lessor elects or is deemed not to repair said building, then and in that event this lease shall terminate with the date of said damage. If Lessor elects to repair as aforesaid, then the Lessor shall repair said building with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the Lessee, all or any part of said building in order to make the necessary repairs, and the Lessee hereby agrees to vacate upon request, all or any part of said building which the Lessor may require for the purpose of making necessary repairs. For the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said Lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said Lessee, then there shall be no abatement of rent and the Lessor shall repair said damage with all convenient speed.

        B.    In the event Lessor elects to repair under Section 18 A above, and such casualty and repairs have caused the Lessee to have vacated the premises for more than one hundred twenty (120) days, or if Lessor is not able to determine, such determination to be made in good faith, that Lessee will be in occupancy on or within one hundred twenty (120) days of such casualty, then, Lessee, at Lessee's option, may elect to terminate this lease.

        Section 19.    Waiver of Subrogation Rights.    Neither the Lessor nor the Lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, or the building or improvement of which the leased premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and lease of the Lessor and the Lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense, and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the Lessor nor the Lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured. Both parties shall give notice to their respective insurance carriers of this provision.

        Section 20.    Eminent Domain.    In case of the condemnation or appropriation of all or any substantial part of the said demised premises by any public or private corporation under the laws of eminent domain, this lease may be terminated at the option of either party hereto on thirty (30) days' written notice to the other and in that case the Lessee shall not be liable for any rent after the date of Lessee's removal from the premises. Notwithstanding the above, Lessee may make its own claim against the condemning authority based on the Lessee's leasehold interest in the premises.

        Section 21.    Signage.    During the period of one hundred twenty (120) days prior to the date above fixed for the termination of this lease, the Lessor herein may post on said premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

        Section 22.    Premises on Termination.    At the expiration of said term or upon any sooner termination thereof, the Lessee will quit and deliver up said leased premises and all future erections or additions to or upon the same, broom-clean, to the Lessor or those having Lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the Lessor.

        Section 23.    Environmental Matters.

        A.    Environmental Warranties.    Notwithstanding any other provision of this lease, Lessee's use of the subject real property is expressly subject to the condition precedent that Lessee comply with the warranties, representations and covenants set forth in this section. Lessee warrants, represents and covenants as follows:

          (1)   Lessee shall conduct no activity or allow to be conducted any activity or use of the property which would result in the presence of any "Hazardous Materials" or any "Hazardous Materials Contamination" on the property;

            (a)   "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (c) radon and material quantities of petroleum products; (d) any substance the presence of which on the property is regulated by any federal, state or local law relating to the protection of the environment or public health; and (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

            (b)   "Hazardous Materials Contamination" means the contamination occurring after the date hereof of the improvements, facilities, soil, ground water, surface water, air or other elements on or under the property by Hazardous Materials, or the contamination occurring after the date hereof of the buildings, facilities, soil, ground water, surface water, air or other elements on or under any other property as a result of Hazardous Materials emanating from the property.

          (2)   Lessee will obtain all necessary federal, state and local environmental permits necessary for its business and use of the property;

          (3)   Lessee will at all times be in compliance, in all material respects, with the terms and conditions of its environmental permits;

          (4)   Lessee will be in compliance, in all material respects, with all applicable federal, state and local environmental statutory and regulatory requirements, other than those contained in its permits;

          (5)   There are no pending environmental civil, criminal or administrative proceedings against Lessee, which will affect the leased premises;

          (6)   Lessee knows of no threatened civil, criminal or administrative proceedings against it relating to environmental matters, which will affect the leased premises;

          (7)   Lessee knows of no fact or circumstances that may give rise to any future civil, criminal or administrative proceedings against it relating to environmental matters, which will affect the leased premises.

        B.    Indemnification.

          (1)   Lessee agrees to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Lessee or its employees, agents, or invitees which (a) result in the presence of "Hazardous Materials" upon, about or beneath the premises or migrating to or from the premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the premises and the activities thereon:

            (a)   Lessor;

            (b)   any other person who acquires a portion of the premises in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Lessor under this Lease; and

            (c)   the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons.

          (2)   "Environmental Damages" means all claims, judgments, injuries, actual damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, and of any settlement of judgment subject to the provisions of Section 24 (5) below, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, but excluding consequential damages, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the premises or migrating or threatening to migrate to or from the premises or the existence of a violation of "Environmental Requirements" pertaining to the premises.

          (3)   "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

          (4)   This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Lessor, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessee.

          (5)   If Lessee or any indemnified party shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Lessee for "Environmental Damages" in connection with the premises or past or present activities of any person thereon, or that any representation set forth in this Section 23 is not or is no longer accurate, then such party shall deliver to the other party, within ten (10) days of the receipt of such notice, or communication or correcting information by Lessee, a written description of such information or condition, together with copies of any documents evidencing same. Any indemnified party shall cooperate with Lessee and Lessee shall not be required to indemnify any indemnified party for any settlement entered into without the prior consent of the Lessee, which consent may not be unreasonably withheld.

          (6)   Lessor shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the premises at any reasonable time, with reasonable notice, to determine whether Lessee is complying with the terms of this Lease, with respect to "Environmental Requirements" and the existence of "Environmental Damages." Lessee hereby grants to Lessor the right to enter the premises and to perform such tests on the premises as are reasonably necessary in the opinion of Lessor to conduct such reviews and investigations. Lessor shall use its best efforts to minimize interference with the business of Lessee but Lessor shall not be liable for any interference caused thereby.

          (7)   Should Lessee fail to perform or observe any of its obligations or leases pertaining to "Hazardous Materials" or "Environmental Requirements," then Lessor shall have the right, but not the duty, without limitation upon any of the rights of Lessor pursuant to this lease, to enter the premises personally or through its agents, consultants or contractors and perform the same. Lessee agrees to indemnify Lessor for the costs thereof and liabilities therefrom as set forth in Section B above.

        Section 24.    Survival.    Lessor and Lessee agree that the provisions of Section 23 of this lease shall survive the termination and/or expiration of this lease.

        Section 25.    Quiet Enjoyment.    Lessor warrants and represents that Lessor is the owner of the leased premises, has full authority and right to lease the premises and enter into this lease. Lessor will defend Lessee's right to quiet enjoyment of the leased premises from the claims of all persons during the lease term.

        Section 26.    Good Faith.    The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this lease. All promises and covenants are mutual and dependent.

        Section 27.    Attachment, Bankrupt, Default.

        A.    The Lessor or those having Lessor's estate in the premises, may terminate this lease and, lawfully, at Lessor's or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premises and every part thereof and repossess the same as of Lessor's former estate, and expel said Lessee and those claiming by, through and under Lessee and remove Lessee's effects at Lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant if (i) the Lessee shall be in arrears in the payment of said rent for a period of ten (10) days after notice of arrearage is given to Lessee; (ii) the Lessee shall fail or neglect to do, keep, perform or observe any of the covenants and leases contained herein on Lessee's part to be done, kept, performed and observed and such default shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Lessee, or if such failure cannot be cured within such ten (10) day period, if, within such 10 day period, Lessee has not commenced and is not diligently pursuing such cure; (iii) the Lessee shall be declared bankrupt or insolvent according to law; (iv) any assignment of Lessee's property shall be made for the benefit of creditors; or (v) on the expiration of this lease Lessee fails to surrender possession of said leased premises.

        B.    Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive Lessor of any other action, right or remedy against Lessee for possession, rent or damages, nor shall any omission by Lessor to enforce any forfeiture, right or remedy to which Lessor may be entitled be deemed a waiver by Lessor of the right to enforce the performance of all terms and conditions of this lease by Lessee.

        C.    In the event of any re-entry by Lessor, Lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to Lessor, for any duration, and for the best rent, terms and conditions as Lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which Lessor may be entitled hereunder.

        D.    Any property which Lessee leaves on the premises after abandonment or expiration of the lease, or for more than thirty (30) days after any termination of the lease by Lessor, shall be deemed to have been abandoned, and Lessor may remove and sell said property at public or private sale as Lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of Lessor and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the Lessee.

        Section 28.    Holding Over.    In the event the Lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month at a basic rental rate equal to one hundred fifty percent (150%) of the prior rent, which may be terminated at will at any time by the Lessor.

        Section 29.    Default by Lessor.    If at any time during the term Lessor shall fail to: (i) perform any of its obligations under this lease, (ii) make any payments required of it pursuant to this lease, or

(iii) make any mortgage, ground rent or other required payments on the land, building or premises, then in any of such events, Lessee may:

        A.    If any such failure shall continue for a period of ten (10) consecutive business days after Lessee gives written notice thereof to Lessor, perform such obligations and/or make such payments and deduct the cost thereof from the rent; and

        B.    If any such failure shall cause disruption in Lessee's normal business operations being conducted on the premises for a period of ten (10) consecutive business days after Lessee gives written notice thereof to Lessor, abate the rent for the period of such disruption; and

        C.    If any such failure prohibits Lessee from conducting its normal business operations on the premises for a period of thirty (30) consecutive days after Lessee gives written notice thereof to Lessor, terminate this lease; and

        D.    Exercise any and all other rights and remedies available to Lessee at law or in equity.

        Section 30.    Waiver.    Any waiver by the Lessor of any breach of any covenant herein contained to be kept and performed by the Lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the Lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

        Section 31.    Notices.    Notice under this lease shall be in writing and shall be effective when actually delivered. If mailed, notice shall be deemed effective 48 hours after mailing as registered or certified mail, postage prepaid, directed to the other party at the address set forth below or such other address as the party may indicate by written notice to the other:

Lessor:	6955 Cordwood Ct Boulder, CO 80301
Lessee:	6273 Monarch Park Place Niwot, CO 80503

        Section 32.    Governing Law.    This lease shall be governed by and construed in accordance with the laws of the State of Colorado.

        Section 33.    Attorney Fees.    In the event of an arbitration, suit or action is brought by any party under this lease to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

        Section 34.    Titles and Captions.    All article, section and paragraph titles or captions contained in this lease are for convenience only and shall not be deemed part of the context nor affect the interpretation of this lease.

        Section 35.    Lease Binding.    This lease shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

        Section 36.    Further Action.    The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this lease.

        Section 37.    Savings Clause.    If any provision of this lease, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

        Section 38.    Waiver of Trial by Jury.    It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Lessor and Lessee and Lessee's use of or occupancy of said premises.

        IN WITNESS WHEREOF, the parties hereto have executed this lease as of this 26th day of December, 2004.

LESSOR:
DiiG, LLP
By:	/s/ CARL J. VERTUCA, JR.
Carl R. Vertuca, Jr., Partner
LESSEE:
WESTERN BRANDS, LLC
By:	/s/ RONALD SNYDER
Ronald Snyder, Manager/President

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  Exhibit 10.10
COMMERCIAL LEASE